Exhibit 99.1
FOR IMMEDIATE RELEASE
KATY REYNOLDS, INVESTMENT BANKING EXECUTIVE, JOINS LIGHTING SCIENCE GROUP
Westampton, New Jersey, March 26, 2009 — Lighting Science Group Corporation (OTCBB: LSCG) (“LSG”), a developer and integrator of LED lighting solutions, today announced the appointment of Katy Reynolds as Senior Vice President, Strategy and Finance. LSG’s financial team will report to Ms. Reynolds, including Steve Hamilton, Vice President — Finance, who will continue to serve as the Principal Accounting Officer for the company. Ms. Reynolds will also oversee LSG’s Information Technology services. She will be based in Westampton, NJ.
Ms. Reynolds has specialized in investment banking and corporate strategy globally for over twenty years. Prior to joining LSG, she worked as an independent consultant through her own company, Reynolds Wallbrink LLC, specializing in providing strategic restructuring and raising capital for small, privately-held companies. Her most recent engagement was with IX Energy where she was interim CFO and helped raise capital for general expansion. Over the past seven years, Ms. Reynolds was responsible for the strategic restructuring for several well-known companies including SecuriMetrics, Coldwell Banker Europe, International Travel & Tour, Brasilinvest Energy Ltd., and Overture Financial Services. Ms. Reynolds also spent thirteen years working for Merrill Lynch, specializing in international investment banking and corporate strategy for private banking and wealth management for several regions, including Asia Pacific and Latin America.
“I am very excited to have Katy on our team,” said Govi Rao, Chairman and CEO of LSG. “Her expertise and leadership skills will strengthen our capability to achieve our goal of being a pace setter in the industry.”
“Lighting Science is an exciting opportunity and I look forward to being part of an excellent management team,” said Ms. Reynolds.
About Lighting Science
Lighting Science Group Corporation (www.lsgc.com) innovates, designs, manufactures and markets LED lighting solutions for consumer and professional applications that are environmentally friendlier and less costly to operate than traditional lighting products. The company’s LED lighting devices are engineered to enhance lighting performance, reduce energy consumption, lower maintenance costs and eliminate the use of hazardous materials. The company is at the forefront of research and development of LED luminaires and customized LED lighting solutions for architectural and artistic projects. LSG has offices in: Westampton, New Jersey; Sacramento, California; Satellite Beach, Florida; Dallas, Texas; Tokyo, Japan; Goes, The Netherlands; Buckinghamshire, England; and Sydney, Australia.
Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our expectations concerning management cohesion and our ability to expand and develop our business and statements using terminology such as “will,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “potential,” “opportunity,” or “continue.” Such statements reflect the current view of LSG with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings. These filings can be obtained by contacting LSG’s Investor Contact.

Media Contact	Investor Contact
Stephen Roy	Steve Hamilton
212.819.4869	214-382-3650
stephen.roy@edelman.com	steve.hamilton@lsgc.com